J. W. BROWN (1911-1995)  BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS           ATTORNEYS AND COUNSELORS AT LAW   JOANN M. STRASSER
ROBERT S BROWN                    3500 CAREW TOWER           AARON A. VANDERLAAN
DONALD S. MENDELSOHN               441 VINE STREET           LAWRENCE A. ZEINNER
LYNNE SKILKEN                  CINCINNATI, OHIO 45202        STEPHANIE M. MACK
AMY G. APPLEGATE              TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA         TELECOPIER (513) 381-2125            OF COUNSEL
MELANIE S. CORWIN                                                GILBERT BETTMAN
                                                                   (1918 - 2000)


                                                               November 28, 2000


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

         Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Gentlemen:

     Legal opinions that we prepared were filed with Post-Effective Amendment No. 9, Post-Effective Amendment No. 29 and Post-Effective Amendment No. 41 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 48 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                                        Very truly yours,

                                                       _______/s/_______________

                                              BROWN, CUMMINS & BROWN CO., L.P.A.